Exhibit (99)(c)

                               REVOCABLE PROXY
                             DEERBANK CORPORATION

                       SPECIAL MEETING OF STOCKHOLDERS
                                ____ __, 1995
                                  __:00 _.m.


The undersigned hereby appoints the official proxy committee, consisting of Messrs. __________, __________ and __________, of the Board of Directors of
Deerbank Corporation ("Deerbank"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of Deerbank which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at the corporate offices of Deerbank, 745 Deerfield Road, Deerfield, Illinois 60015, on May __th, 1995, at __:00 _.m., and at any and all adjournments thereof, as follows:

To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated January 7, 1995 (the "Merger Agreement"), by and between NBD Bancorp Inc. ("NBD"), NBD Illinois, Inc. ("NBD Illinois"), and Deerbank Corporation ("Deerbank" or the "Company") and the transactions contemplated thereby, including the merger of Deerbank with and into NBD Illinois, a wholly-owned subsidiary of NBD.

/ / FOR                  / / AGAINST                      / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement or otherwise.

/ / FOR                  / / AGAINST                      / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                                    [BACK]

This proxy is revocable and will be voted as directed, but if no instructions are specified, this signed proxy will be voted "FOR" the proposal. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from Deerbank prior to the execution of this proxy of a Notice of Special Meeting and of a Proxy Statement-Prospectus dated _______________, 1995.



Dated: _____________________________     ____________________________________
                                         SIGNATURE OF STOCKHOLDER



                                         ____________________________________
                                         SIGNATURE OF STOCKHOLDER


                                         Please sign exactly as your name
                                         appears on this card. When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title. If shares are held
                                         jointly, each holder may sign but
                                         only one signature is required.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.